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                                                                  Exhibit (d)(2)



                                  ARMADA FUNDS
                FIRST AMENDMENT TO INVESTMENT ADVISORY AGREEMENT


         This FIRST AMENDMENT TO INVESTMENT ADVISORY AGREEMENT (the "First Amendment") dated as of March 1, 2001, by and between THE ARMADA FUNDS, a Massachusetts business trust, located in Oaks, Pennsylvania (the "Trust") and NATIONAL CITY INVESTMENT MANAGEMENT COMPANY, located in Cleveland, Ohio (the "Investment Advisor").

         The parties hereby agree that in the Advisory Agreement dated November 19, 1997, with respect to the Trust's Money Market, Treasury, Government, Tax Exempt, Pennsylvania Tax Exempt, National Tax Exempt, Fixed Income, GNMA, Intermediate Government, Equity Growth, Equity Income, Mid Cap Regional, Ohio Tax Exempt and Pennsylvania Municipal Funds (the "Investment Advisory Agreement"):

         1. NAMES OF THE PARTIES. All references to National City Bank in the Investment Advisory Agreement shall be deemed to refer to National City Investment Management Company.

         2. NAME OF THE PORTFOLIO. All references to the Equity Income Fund in the Investment Advisory Agreement shall be deemed to refer to the Large Cap Value Fund.

         3. DEFINITIONS. Unless otherwise defined herein, all capitalized terms used in this First Amendment shall have their respective defined meanings ascribed to them in the Investment Advisory Agreement.

         4. MISCELLANEOUS. Except to the extent expressly amended by this First Amendment, the Investment Advisory Agreement shall remain unchanged and in full force and effect. References therein to "this Agreement," "hereby," "herein," and the like shall be deemed to refer to the Investment Advisory Agreement, as amended by this First Amendment. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.




                                             NATIONAL CITY INVESTMENT
ARMADA FUNDS                                 MANAGEMENT COMPANY


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By:      /s/ Herbert R. Martens, Jr.         By:      /s/ Donald L. Ross
    --------------------------------              ------------------------------
         Herbert R. Martens, Jr.                     Donald L. Ross
         President                                   President